Exhibit 5.1 Jason L. Kropp +1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com December 18, 2018 Conformis, Inc. 600 Technology Park Drive Billerica, MA 01821 Re: Prospectus Supplement to Registration Statement on Form S-3 Ladies and Gentlemen: This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-215464) (the “Registration Statement”) filed by Conformis, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of common stock, par value $0.00001 per share (“Common Stock”), which may be issued and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $200,000,000, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement dated December 17, 2018 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the issuance and sale from time to time pursuant to the Registration Statement of up to $21,000,000 aggregate offering price of shares of Common Stock (the “Purchase Shares”), contemplated by a purchase agreement dated as of December 17, 2018 (the “Purchase Agreement”), by and between the Company and Lincoln Park Capital, LLC, which is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof, together with an additional 354,430 shares of Common Stock (the “Commitment Shares” and, together with the Purchase Shares, the “Shares”). We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares pursuant to the Purchase Agreement. We have examined and relied upon copies of the Registration Statement and the Prospectus, each as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Bylaws of the Company (as amended or restated from time to time, the “Bylaws”), minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and the Purchase Agreement. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us ActiveUS 170422356v.3 as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Based upon and subject to the foregoing, we are of the opinion that: 1. The Commitment Shares are validly issued, fully paid and nonassessable. 2. The Purchase Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Purchase Shares will be validly issued, fully paid and nonassessable. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP By: /s/: Jason L. Kropp . Jason L. Kropp, a Partner - 2 - ActiveUS 170422356v.3